Exhibit 10.4

IRREVOCABLE PROXY

I, JENNIFER S. HEALEY, a shareholder of KENT FINANCIAL SERVICES, INC., a NEVADA corporation ("Corporation"), do hereby irrevocably appoint PAUL O. KOETHER (“Agent”), to be my proxy agent, with full power of substitution, and to vote 750,000 of my shares of common stock in the Corporation with respect to all matters submitted to the shareholders at all meetings of the shareholders, or any adjournments thereof, and in all consents to any actions taken without a meeting.

This appointment shall continue from this date until the earlier of February 28, 2013 or the death or incapacity of the Agent stated above.  During said period, my proxy shall have all of the power that I would possess with respect to the voting my shares and granting my consent. I hereby ratify and confirm all acts that my proxy shall do or cause to be done by virtue of and within the limitations set forth in this proxy.

I hereby waive my right to cancel this Irrevocable Proxy at any time during the time period described herein.

IN WITNESS WHEREOF, I have executed this proxy on February 25, 2009.

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Shareholder

Jennifer S. Healey

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